Exhibit 3.1

ROSS MILLER
Secretary of State                                        Document Number
206 North Carson Street                                   20130019844-82
Carson City, Nevada 89701-4298                            Filing Date and Time
(775) 684-5708                                            01/10/2013 9:19 AM
Website: www.nvsos.gov                                    Entity Number
                                                          E0049742013-4

                                                          Filed in the office of
    ARTICLES OF INCORPORATION                             /s/ Ross Miller
      (PURSUANT TO NRS 78)                                Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Green Supplements Online Inc

2. Registered Agent           [X] Commercial Registered Agent    State Agent & Transfer Syndicate, Inc.
   for Service of                                                Name
   Process                    [ ] Noncommercial Registered Agent      OR   [ ] Office or Position with Entity
   (check only one box)           (name and address below)                     (name and address below)

                                  112 North Curry Street             Carson City      Nevada            89703
                                  Address                             City                             Zip Code

                                                                                      Nevada
                                  Mailing Address                     City                             Zip Code
                                 (if different from street address)

3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value: 75000000        Par value: $0.001       without par value:
   authorized
   to issue)

4. Names & Addresses,         1. Vyacheslav Semenets
   of Board of                   Name
   Directors/Trustees:           378 Moo 10 Thepraya Sci 15      Pattaya City,       Thailand        20150
   (attach additional page       Street Address                      City              State        Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                      City              State        Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)

6. Names, Address             Curtis Sweltz                                          X /s/ Curtis Sweltz
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    1220 N. market St. Ste 808       Wilmington   DE         19801
   if there is more than 1    Address                            City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Kris Ozlon                                                    1-09-2013
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

This form must be accompanied by appropriate fees.